CONFIDENTIAL TREATMENT	EXHIBIT 10.2

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LICENSE AGREEMENT

This agreement (“License Agreement”) is entered into by and between Leica Biosystems Newcastle Ltd. (“LBS”) and Arno Therapeutics Inc. (“ARNO”), and is effective as of 23rd December 2013 (“Effective Date”).

Whereas, LBS and ARNO (each a “Party” and together “the Parties”) have entered into a Research Project Agreement (“Evaluation Agreement”) effective August 29, 2013, for the purpose of exploring a possible commercial arrangement (“Arrangement”) for the development by LBS of a companion diagnostic to be used together with ARNO’s therapeutic agent onapristone, also in development, and

Whereas, the Parties are actively negotiating the terms of a Master Development and Commercialization Agreement (“Master Agreement”) governing the Arrangement as well as one or more Project Agreements specifying project-specific activities (each a “Project Agreement”), pursuant to which such collaborative development would be carried out, and

Whereas, each of the Parties possesses, and is willing to grant to the other on a limited basis and in connection with the above, certain intellectual property (“IP”) rights necessary to carry out the purposes of the Arrangement, and carry out their respective obligations under the Master Agreement and any Project Agreement, and

Whereas, the Parties wish by such grants of IP rights to enable as well their respective commercialization of diagnostic and/or therapeutic products, both during and subsequent to the period of their collaboration under any of the above,

Now, Therefore, the Parties agree as follows:

1	Definitions

The terms in this License Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1	"Affiliate" means any person that (directly or indirectly) through one or more intermediaries, controls, is controlled by, or is under common control with the Party specified. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to cause the direction of the management and policies of a person, whether through ownership of fifty percent (50%) or more of the voting securities of such person, by contract or otherwise.

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1.2	“Anti-PR Patent Application” means the PCT patent application published under international publication number WO 2013/052652 A1 on April 11, 2013.

1.3	“Anti-PR Patent” means any letters patent, utility model or similar granted in any country of the world as a consequence of the filing of (a) the Anti-PR Patent Application, (b) a patent application from which the Anti-PR Patent Application claims priority, or (c) a patent application which claims priority from any of the above, wherever filed and in any part of the world.

1.4	“Confidential Information” means all confidential, proprietary information and materials received by or made available to either Party from or by or on behalf of the other Party pursuant to or in connection with this License Agreement, including any such information that is communicated by one Party to the other Party in oral, written, graphic, electronic or other form. The terms of this License Agreement are deemed to be the Confidential Information of both Parties.

1.5	“CDx Claim” means a claim of an Anti-PR Patent granted in the United States that (a) is identical to, or has substantially the same scope as, an independent claim of the Anti-PR Patent Application, insofar as it claims the diagnostic use of assays targeting the progesterone receptor, or (b) would be infringed by any product useful for, or the use of any product in, a Diagnostic Use (as defined below in Section 2.1), which claim has not become the subject of a post-grant review at the conclusion of the statutory period permitted for such review or, if subject to a post-grant review, has been upheld at the conclusion of such review with the retention of at least one valid claim meeting the above requirement.

1.6	“First Commercial Sale” shall mean the date of the first arm’s length transaction, transfer or disposition for value to a Third Party.

1.7	“Improvement(s)” means any enhancement, invention or discovery which constitutes an improvement to the subject matter of an intellectual property right.

1.8	“Licensed Product” means any product in the field of Diagnostic Use that (a) is developed using intellectual property rights in an Anti-PR Patent or Anti-PR Patent Application, or (b) would, but for a license, infringe a valid and subsisting claim of an Anti-PR Patent.

1.9	“Net Sales” shall mean the gross invoiced sales price, less the following amounts incurred or paid by sublicensee of LBS Licensee or its Affiliates with respect to sales of the Licensed Products:

(a)         cash discounts or rebates actually allowed and taken;

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(b)         credits or allowances actually given or made for rejection of, or return of previously sold Licensed Products;

(c)         any charges for insurance, freight, and other transportation costs directly related to the delivery of the Licensed Products to the extent included in the gross invoiced sales price; and

(d)         any tax, tariff, duty or governmental charge levied on the sales, transfer, transportation or delivery of the Licensed Products borne by the seller thereof, other than franchise or income tax of any kind whatsoever.

“Net Sales” shall not include sales or transfers between an LBS sublicensee and its Affiliates, unless the product is consumed by the Affiliate.

2	IP Rights and License

2.1	ARNO hereby grants to LBS and its Affiliates an exclusive, world-wide license under the Anti-PR Patent Application and any Anti-PR Patent, with the right to grant sub-licenses as set forth herein, to make, have made, import, use, sell and offer for sale diagnostic products comprising slide-based immunohistochemistry assays targeting the progesterone receptor and intended for use in the detection or characterization of the same on cell or tissue specimens derived from biopsies, fine needle aspirates or resections, but expressly excluding assays targeting the progesterone receptor and intended for use in the detection or characterization of the same on specimens derived from blood or blood components (“Diagnostic Use”), (“Licensed Field”) with a right to sublicense subject to the provisions of this Section 2.1 and of Section 3.2. In no event shall LBS grant a sublicense to a third-party developer of a Parallel Drug (as defined below in Section 4.1) without ARNO’s prior written consent. Except as expressly provided in this Agreement, no other licences either express or implied are created hereby, and ARNO retains ownership and all other rights in the Anti-PR Patent Application, any Anti-PR Patent and any Improvement therein, regardless of whether the Improvement occurs during the Term of this Agreement.

2.2	ARNO hereby grants to LBS the primary right to enforce any of the Anti-PR Patent(s) against unauthorized Diagnostic Use by third parties. If LBS elects not to pursue enforcement, ARNO shall have secondary enforcement rights. In each instance, the Parties shall assist each other in such enforcement, as reasonably requested and at the expense of the enforcing Party. Recovery of damages from a third party shall go to the enforcing Party after both Parties’ enforcement expenses, including reasonable attorneys’ fees, have been repaid.

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2.3	The license granted herein shall be for the life of any Anti-PR Patent Applications and Anti-PR Patents, that is, until the last of (a) the termination or abandonment of all Anti-PR Patent Applications; and (b) the expiration of the last-to-expire of all Anti-PR Patents claiming a Diagnostic Use or a product useful for such Diagnostic Use. ARNO shall be responsible for all patent costs, including those for the filing, prosecution, issuance and/or maintenance of the Anti-PR Patent Applications and Anti-PR Patents. ARNO may request, and LBS may grant such request at its sole discretion, the participation of LBS in strategic planning and related activities pursuant to the establishment of the Anti-PR Patents.

2.4	LBS will exercise commercially reasonable efforts and diligence in developing and commercializing Licensed Products in the field of Diagnostic Use, such reasonable efforts and diligence to be in accordance with the efforts and resources LBS would use for a product owned by it or to which it has rights, which is of similar market potential as the applicable Licensed Product. In the event that LBS fails to use due diligence as required hereunder, then ARNO may, in its sole discretion (a) terminate the licenses granted under Section 2 of this Agreement for breach under Section 7.2 below (including the notice and cure provisions therein); or (b) convert the licenses granted under Section 2 of this Agreement from exclusive licenses to non-exclusive licenses, which termination or conversion, as the case may be, shall be effective upon expiration of the cure period specified in Section 7.2 below provided that such failure remains uncured upon such expiration.

3	Payments

3.1	LBS shall pay to ARNO a milestone payment of US$ [***] within thirty (30) days of the first grant of an Anti-PR Patent in the United States containing a CDx Claim.

3.2	For any sub-license granted hereunder or application for an investigational device exemption for a Licensed Product (IDE) for a third party (“IDE Application”) , LBS shall pay to ARNO a fee of [***] U.S. Dollars (US$ [***]) per sub-licensee or IDE Application, payable within thirty (30) days of entry into such sub-license or IDE Application. Affiliates of any such sub-licensee shall receive rights along with the sub-licensee without the need for additional payment hereunder.

For any sub-license granted hereunder, LBS shall pay or require the payment to ARNO of a royalty of [***]% of Net Sales’ Proceeds of any Licensed Product sold by or on behalf of the sub-licensee or any of its Affiliates. LBS shall make any royalty payments owed to ARNO hereunder in arrears, within sixty (60) days from the end of each calendar quarter in which such payment accrues.

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3.3	Any milestone or royalty payments not paid within the time period set forth in this Section 3 shall bear interest at a rate of [***] percent ([***]%) per month from the due date until paid in full, provided that in no event shall said annual rate exceed the maximum interest rate permitted by law in regard to such payments. All payments hereunder shall be made in the United States in United States dollars. Conversion of foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal) on the last business day of the quarter immediately preceding the applicable calendar quarter. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as the Parties reasonably agree. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). LBS shall make any applicable withholding payments due on behalf of ARNO and shall provide ARNO upon request with such written documentation regarding any such payment as available to LBS relating to an application by ARNO for a foreign tax credit for such payment with the United States Internal Revenue Service.

3.4	Sublicensees of LBS shall keep for at least three (3) years from the end of the calendar year to which they pertain complete and accurate records of sales by them or their Affiliates, as the case may be, of each Licensed Product, in sufficient detail to allow the accuracy of the payments hereunder to be confirmed. At the request of ARNO, which shall not be made more frequently than once per calendar year during the Term, upon at least thirty (30) days’ prior written notice from ARNO, and at the expense of ARNO, sublicensees of LBS shall permit an independent certified public accountant reasonably selected by ARNO and reasonably acceptable to LBS to inspect (during regular business hours) the relevant records required to be maintained by sublicensees of LBS under this Section 3.4. LBS shall include in any agreement with its sublicensees terms requiring such party to retain records as required in this Section 3.4 and to permit ARNO to inspect such records as required by this Section.

4	Exclusivity

4.1	During the period of clinical development of onapristone by or on behalf of ARNO or any of its Affiliates under an Arrangement with LBS and for so long as clinical development has not been terminated, and further for a period of three (3) years following First Commercial Sale by or on behalf of ARNO or any of its Affiliates of a registered therapeutic product containing onapristone, and, in any case, at least until January 1, 2017 (“Exclusivity Period”), LBS shall not commercially practice the above-licensed rights except as expressly permitted in writing by ARNO under a Master Agreement, Project Agreement or otherwise. During the Exclusivity Period, LBS shall not (a) register, commercialize or market any Licensed Product as a companion diagnostic to any third party therapeutic agent or product having the same or substantially similar mechanism of action as onapristone (a “Parallel Drug”), (b) support the registration, or commercialization of any product of a third party as a companion diagnostic to any competing drug or Parallel Drug, or (c) support the registration, or commercialization of any competing drug or Parallel Drug. The above obligations shall be in effect in all territories and shall be assignable to any acquirer of, or successor at interest to, ARNO. The foregoing notwithstanding, on or after January 1st 2017 the Exclusivity Period shall be deemed as lapsed during any period in which there is not an issued Anti-PR Patent containing a CDx Claim. LBS shall notify Arno in writing that it is supporting development of any competing drug by a third party within thirty (30) days of entering an agreement with such third party, shall notify such third party of the Anti-PR Patent Applications, and confirm to Arno in writing that it has notified any such third party of the existence of the Anti-PR Patent Applications or Anti-PR Patent, as the case may be. The obligations of LBS under this Section 4.1 shall terminate if this Agreement or the Master Agreement is terminated due to an unremedied breach by ARNO.

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4.2	ARNO shall have, at its sole discretion and at any time during the Exclusivity Period, a paid-up option to extend LBS’s obligations under the previous Section 4.1 through the earlier of (a) January 1, 2030, or (b) the date of expiration of the last-to-expire patent rights under any Anti-PR Patent containing a CDx Claim (“Extension Option”), any such extensions to be taken in increments as described herein. At each such instance, ARNO shall exercise the Extension Option by (i) providing written notice to LBS within the Exclusivity Period of its intent to exercise such Extension Option; and (ii) paying to LBS an extension fees according to the following schedule:

Extension Option Period	Extension Fee
Years 1, 2 and 3 following initial Exclusivity Period	$	[***]
Years 4 and 5 following initial Exclusivity Period	$	[***]
Years 6, 7 and 8 following initial Exclusivity Period	$	[***]
Years 9, 10 and 11 following initial Exclusivity Period	$	[***]
Remainder of period prior to the date of expiration of the last-to-expire patent rights under any APR Patent containing a CDx Claim	$	[***]

ARNO shall pay to LBS any such extension fee within 30 days of LBS’s receipt of a notice that ARNO has exercised the Extension Option. This Extension Option, and any extensions of the Exclusivity Period, shall be in effect in all territories and assignable to any acquirer of, or successor at interest to, ARNO.

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5	Confidentiality

5.1            Nondisclosure and Restriction on Use. As of the Effective Date, and for a period of seven (7) years thereafter, each Party (the "Receiving Party") will maintain all Confidential Information of the other Party (the "Providing Party") as confidential and will not disclose any such Confidential Information to any third party or use any Confidential Information for any purpose other than the purpose of this Agreement, except (a) as expressly authorized by this License Agreement, or (b) to its Affiliate(s), employees, agents, consultants, sub-contractors and other representatives, who have a need to know such Confidential Information for purposes of this License Agreement and who are bound by written obligations no less restrictive than those set forth herein to keep such information confidential and restricting the use of such information (collectively, “Permitted Recipients”). The Receiving Party may use such Confidential Information of the other Party only to the extent required to fulfill its obligations or exercise its rights under this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Permitted Recipients do not disclose or make any unauthorized use of such Confidential Information.

5.2            Exceptions. The obligations of the Receiving Party under this License Agreement shall apply to all Confidential Information of the Providing Party it receives or that is generated hereunder, except for information that:

(a)         was already in the possession of Receiving Party or its Affiliates prior to its receipt under or in connection with this License Agreement, provided such information or data was not obtained directly or indirectly from the Providing Party under an obligation of confidentiality;

(b)         is or becomes part of the public domain by reason of acts not attributable to the Receiving Party or its Affiliate(s), employees, agents, consultants or other representatives who have received such Confidential Information;

(c)         is or becomes available to Receiving Party or Affiliates from a source other than the Providing Party which source, to the best of Receiving Party’s knowledge, has rightfully obtained such information and data, and has no obligation of non-disclosure or confidentiality to the Providing Party with respect thereto; or

(d)         has been independently developed by the Receiving Party or its Affiliates, their employees, without use, aid or application of the Confidential Information of the Providing Party and without breach of this Agreement or use of any Confidential Information of the Providing Party.

5.3         Authorized Disclosure. Confidential Information may also be disclosed by the Receiving Party to the extent such disclosure is required to comply with applicable laws and/or a court order, provided that the Receiving Party gives prior notice to the Providing Party regarding such disclosure and cooperates in efforts of the Providing Party to obtain confidential treatment of such disclosure to the maximum extent permitted by applicable laws.

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5.4         Terms of this License Agreement. The Parties acknowledge that the terms and contents of this Agreement (including the Attachments hereto) shall be treated as Confidential Information of both Parties, provided, however, that either Party may make disclosure of the existence of this Agreement and certain key provisions (total value, drug, product and term) to any investors, prospective investors, acquirers, potential acquirers, lenders and other potential financing sources who are obligated to keep such information confidential. Disclosure of the Agreement to an LBS Competitor (as defined in the Master Agreement) or competitor of ARNO shall require approval of LBS or ARNO, respectively, which shall not be unreasonably withheld, and if approval is reasonably withheld, the party seeking disclosure may disclose that an agreement exists, plus a general description of the agreement that does not contain any economic terms.

5.5         Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark, logo or tradename of the other Party without the prior written consent of the owning Party, except as expressly provided herein. Neither Party will make, place or disseminate any advertising, public relations, promotional material or any material of any kind using the Name of the other Party and/or any subsidiary or Affiliate of the other Party or using their trademark, logo or trade Name, without the prior written approval of the other Party.

5.6         Prior NDA. This License Agreement supersedes any applicable prior Confidentiality and Non-Disclosure Agreement (“NDA”) and information disclosed by any Party prior to the Effective Date that would be Confidential Information (as defined in the prior NDA) under the terms and conditions of the Prior NDA shall be deemed Confidential Information.

6.          Representations, Warranties and Covenants

6.1         Representations, Warranties and Covenants of LBS. LBS represents and warrants to and covenants with ARNO that:

(a)         as of the Effective Date, LBS is a company duly organized, validly existing and in corporate good standing under the laws of England and Wales;

(b)         LBS has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights granted to ARNO in this License Agreement;

(c)         LBS has taken all necessary action to authorize the execution, delivery and performance of this License Agreement;

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(d)         upon the execution and delivery of this License Agreement, this License Agreement shall constitute a valid and binding obligation of LBS, enforceable in accordance with its terms;

(e)          the performance of LBS’s obligations under this License Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

(f)          LBS will not during the Term enter into any agreements, contracts or other arrangements with others that would be in conflict with or in derogation of ARNO’s rights and licenses under this License Agreement or LBS’s obligations under this License Agreement;

(g)          LBS has enforceable written agreements with all of its employees (and any of its Permitted Recipients) who receive ARNO Confidential Information and/or perform activities under this License Agreement assigning to LBS ownership of all Intellectual Property Rights created in the course of their employment and/or engagement;

(h)         LBS at all times shall hold any and all IP rights sufficient to perform its duties and obligations hereunder and, as of the Effective Date, free from any liens, encumbrances, and/or other rights of Third Parties, and in particular that (x) LBS has not received written notice from any Third Party alleging that the use by LBS of any IP contemplated to be used under this Agreement infringes the issued and non-expired patent of any Third Party, and (y) to the best knowledge of LBS without any duty of investigation, the use of such IP hereunder neither infringes, misappropriates nor otherwise violates a valid issued patent, trade secret or other intellectual property or contractual right of any Third Party;

(i)          as of the Effective Date there is no legal proceeding pending or, to the best knowledge of LBS, threatened that is reasonably likely to have a material adverse effect on LBS's ability to perform its obligations under this License Agreement; and

(j)          none of LBS, its officers, directors and employees who are materially involved in the performance of this Agreement shall be a person or party identified as a prohibited, denied or debarred party on a list maintained by the United States or a similar list of an applicable regulatory authority, or otherwise precluded from performing under this License Agreement.

6.2         Representations, Warranties and Covenants of ARNO. ARNO represents and warrants to and covenants with LBS that:

(a)         as of the Effective Date, ARNO is a corporation duly organized, validly existing and in corporate good standing under the laws of the Delaware;

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(b)         ARNO has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to LBS in this License Agreement;

(c)         ARNO has taken all necessary action to authorize the execution, delivery and performance of this License Agreement;

(d)         upon the execution and delivery of this License Agreement, this License Agreement constitutes a valid and binding obligation of ARNO, enforceable in accordance with its terms;

(e)         the performance of ARNO’s obligations under this License Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and no third party has, or has an option to have, any rights in the Project Data that would limit, encumber or conflict with ARNO’ obligations under this License Agreement or the rights granted to LBS under this License Agreement;

(f)         ARNO will not during the Term enter into any agreements, contracts or other arrangements with others that would be in conflict with or in derogation of LBS’s rights and licenses under this License Agreement or ARNO’s obligations under this License Agreement;

(g)         ARNO has enforceable written agreements with all of its employees who receive LBS Confidential Information and/or perform activities under this License Agreement assigning to ARNO ownership of all Intellectual Property Rights created in the course of their employment;

(h)         ARNO at all times shall hold any and all IP rights sufficient to grant the licenses and other rights granted to LBS hereunder and, as of the Effective Date, free from any liens, encumbrances, and/or other rights of Third Parties, and in particular that (x) ARNO has not received written notice from any Third Party alleging that the use by ARNO of any IP contemplated to be used under this Agreement infringes the issued and non-expired patent of any Third Party, and (y) to the best knowledge of ARNO without any duty of investigation, the use of such IP hereunder neither infringes, misappropriates nor otherwise violates a valid issued patent, trade secret or other intellectual property or contractual right of any Third Party;

(i)          as of the Effective Date, there is no legal proceeding pending or, to the current actual knowledge of ARNO without any duty of investigation, threatened that is reasonably likely to have a material adverse effect on ARNO’s ability to perform its obligations under this License Agreement; and

(j)          none of ARNO, its officers, directors and employees who are materially involved in the performance of this Agreement shall be a person or party identified as a prohibited, denied or debarred party on a list maintained by the United States or a similar list of an applicable regulatory authority, or otherwise precluded from performing under this License Agreement.

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6.3         Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LICENSE AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO ANY PRODUCT, PATENT RIGHTS, GOODS, SERVICES, MATERIALS, KNOW-HOW OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

6.4         Limited Liability. Except with respect to the willful misconduct OR GROSS NEGLIGENCE by a Party, neither Party will be liable with respect to any matter arising under this LICENSE Agreement under any contract, negligence, strict liability or other legal or equitable theory for (i) any punitive, exEmplAry, incidental, indirect or consequential damages, including but not limited to, loss of business or good will, loss of revenue or lost profits.

7.          Term and Termination

7.1         Term. The term of this License Agreement (“Term”) commences as of the Effective Date and shall continue until the Agreement is terminated in accordance with this Article 7.

7.2         Termination for Default. Either Party (the “Non-Defaulting Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this License Agreement, in whole or in part, in the event (i) the other Party (the “Defaulting Party”) will have materially breached in the performance of any of its material obligations hereunder or (ii) in the event that any warranty or representation made by either Party under Article 6 will have turned out to be untrue in any material respect (“Event of Default”), and such default shall have continued for thirty (30) calendar days after written notice thereof was provided to the Defaulting Party by the Non-Defaulting Party. Any such termination shall become effective automatically at the end of such thirty (30) calendar day period unless the Defaulting Party has cured any such breach or default prior to the expiration of such thirty (30) calendar day period. The right of either Party to terminate this License Agreement as provided in this Section 7.2 shall not be affected in any way by such Party's waiver or failure to take action with respect to any previous default.

7.3         Termination for Bankruptcy. This License Agreement may be terminated by either Party immediately by notice in writing in the event that the other Party files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, makes an assignment for the benefit of its creditors, is unable to pay its debts, or if a trustee, receiver, administrative receiver or similar officer is appointed in respect of all or any part of the business or assets of the other party or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the other Party.

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7.4         Termination for Third-Party Arrangement. In the event that ARNO commences, with a third party, an Arrangement for the development and/or commercialization of a companion diagnostic to be used together with onapristone for a Diagnostic Use and in the Licensed Field, it shall promptly inform LBS of the same and LBS shall have the right to terminate this License Agreement. Termination may be exercised with immediate effect by notice given to Arno within one (1) week of being so informed. The obligations of ARNO under this Section 7.4 shall terminate if this Agreement or the Master Agreement is terminated due to an unremedied breach by LBS.

7.5         Effect of Expiration or Termination.

7.5.1      Termination of this License Agreement for whatever reason shall not affect the liabilities of the Parties hereunder in respect of matters outstanding at the time of such termination.

7.5.2      Each Party, at its discretion, will return to the other Party or destroy (with written confirmation thereof to the other Party) all of the other Party’s Confidential Information, and will not retain any copies thereof, except one copy of the information for the purpose of determining its ongoing obligations hereunder and except if explicitly mentioned otherwise in this article.

7.5.3      Upon termination of this License Agreement pursuant to Section 7.3 (bankruptcy) or Section 7.4 (third-party Arrangement), any license granted herein to the Parties shall cease upon the moment of termination, provided, however, that in the event LBS has a right of termination thereunder which it does not exercise, the license granted herein to LBS shall automatically and with immediate effect become irrevocable. Upon termination pursuant to Section 7.2 (default), any license granted herein to the defaulting Party shall cease upon the moment of termination.

7.5.4      Additionally, upon termination of this License Agreement pursuant to Section 7.4 (third-party Arrangement), (a) any license or sub-license fees paid hereunder by LBS to Arno shall be refunded and (b) LBS shall be released from any obligations of exclusivity under Section 4.1 above.

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7.5.4      Survival. Articles 1, 5, 7, 8, and 9 shall survive termination or expiration of this Agreement.

8.	Indemnity

8.1

(a)         LBS agrees to indemnify, defend and hold harmless ARNO, its Affiliates, and their respective officers, directors and employees from and against all claims, demands, liabilities, suits, damages, costs and expenses of every kind and description, including penalties and reasonable attorney’s fees, (collectively “ARNO Claims”) to the extent arising out of or proximately resulting from any willful misconduct or negligent act or omission of LBS or its officers, directors, employees or contractors, or from any breach by LBS of any obligation, representations or warranties under this License Agreement; provided that such indemnity shall not apply to the extent that a ARNO Claim arises out of or results from the willful misconduct or negligent act or omission of ARNO or its officers, directors or employees, or from any breach by ARNO of any obligation, representation or warranty under this License Agreement.

(b)         ARNO agrees to indemnify, defend and hold harmless LBS, its contractors, and LBS’s Affiliates, and their respective officers, directors and employees from and against all claims, demands, liabilities, suits, damages, costs and expenses of every kind and description, including penalties and reasonable attorney’s fees, (collectively “LBS Claims”) to the extent arising out of or proximately resulting from any willful misconduct or negligent act or omission of ARNO or its officers, directors or employees, or from any breach by ARNO of any obligation, representations or warranties under this License Agreement; provided that such indemnity shall not apply to the extent that a LBS Claim arises out of or results from the willful misconduct or negligent act or omission of LBS or its officers, directors or employees, or from any breach by LBS of any obligation, representations or warranties under this License Agreement.

8.2         The indemnified Party (“the “Indemnified Party”) shall (i) provide the other Party (the “Indemnifying Party”) written notice of any Claim for which it is seeking indemnification hereunder promptly after the Indemnified Party has knowledge of such Claim; (ii) permit the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Claim; (iii) assist the Indemnifying Party, at the Indemnifying Party’s reasonable expense, in the investigation of, preparation for, and defense of any such Claim; and (iv) not compromise or settle such Claim without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. “Claim” means any ARNO Claims or LBS Claims, as the case may be.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3         For clarity, the Parties’ obligations under Section 8.1 and 8.2 are subject to Section 6.4.

8.4          Insurance.

(a)         Each Party will maintain in full force and effect during the Term valid and collectible insurance policies providing liability insurance coverage to protect against potential liabilities and risk arising out of activities to be performed under this License Agreement.

(b)         During the Term and so long as each Party is commercially selling Licensed Product or Drug as applicable, such Party will maintain comprehensive public or commercial general liability insurance from a recognized, creditworthy insurance company, on an occurrence basis, with endorsements for general and product liability, and with coverage limits of not less than $[***] per occurrence. The minimum level of insurance set forth herein shall not be construed to create a limit on either Party’s liability hereunder. Upon a Party's written request, the other Party will furnish to the requesting Party a certificate of insurance evidencing such insurance coverage.

9.	Miscellaneous

9.1         Assignment. Neither Party has the right to assign its rights or obligations under this License Agreement without the prior written consent of the other Party; provided however, that (i) either Party may assign this License Agreement and all of its rights and obligations hereunder, without such consent, to an entity that acquires all or majority of the shares or assets of such Party (or the business or assets to which this License Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise or to any successor entity resulting from any merger or consolidation of such Party with or into such entity, and (ii) each Party may assign this License Agreement and all of its rights and obligations hereunder, without such consent, to an Affiliate if the assigning Party remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder. This License Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties to the extent necessary to carry out the intent of this License Agreement. Any assignment not in accordance with this Section 9.1 is void. Disclosure of confidential information including the existence of and general terms of this License Agreement may be disclosed to potential permitted assignees provided that such parties are bound by confidential terms at least as stringent as though between the Parties.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2         Compliance. Each Party shall comply with all applicable laws, rules and regulations in connection with this License Agreement. Each Party shall comply, upon reasonable notice from the other Party, with all governmental requests directed to either Party regarding the subject matter of this License Agreement and provide all information and assistance necessary to comply with such governmental requests.

9.3         Counterparts. This License Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument, and may be executed and delivered through the use of facsimiles or email of pdf copies of the executed License Agreement provided that such electronic forms include all pages of the License Agreement including the executed signature pages.

9.4         Entire Agreement. This License Agreement (including all Attachments attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto; constitutes and contains the complete, final, and exclusive understanding and agreement of the Parties with respect to the subject matter herein; and cancels, supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this License Agreement will bind the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

9.5         Force Majeure. Either Party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such Party; provided that, in order to be excused from delay or failure to perform, such Party must act diligently to remedy the cause of such delay or failure.  If as a result of the conditions referred to in the preceding sentence, a Party is unable to fully perform its obligations for a period of ninety (90) calendar days, the other Party shall have the right to terminate this License Agreement upon written notice to the Party unable to perform.

9.6         Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the License Agreement.

9.7         Governing Law. This License Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware, United States (excluding its body of law controlling conflicts of law).

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.8         Independent Contractors. It is expressly agreed that the relationship between LBS and ARNO created by this License Agreement shall be one of independent contractors, and neither Party shall have the power or authority to bind or obligate the other Party except as expressly set forth in this License Agreement.

9.9         Notices. Any notices and other communications provided for in this Agreement to be made by either of the Parties to the other Party shall be in writing and shall be deemed given if delivered personally or sent by facsimile or email (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, at the following addresses (or at such other address for a Party as shall be specified by like notice).

If to LBS:

Leica Biosystems Newcastle Ltd.

Balliol Business Park West

Benton Lane

Newcastle upon Tyne NE12 8EW

United Kingdom

Attention: President and CEO

If to ARNO:

Arno Therapeutics, Inc.

200 Route 31 North

Suite 104

Flemington, NJ 08822

Attention: President and CEO

9.10       Severability. If any term, covenant or condition of this License Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this License Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this License Agreement shall be valid and be enforced to the fullest extent permitted by applicable laws; and the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this License Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this License Agreement are to be effectuated.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.12       Arbitration.

Except as expressly otherwise provided in this Agreement, any dispute arising out of or relating to the Agreement shall be finally settled by arbitration under the then current commercial arbitration rules of the American Arbitration Association in accordance with the following terms:

(a)          The place of arbitration of any dispute shall be New York, New York.  Such arbitration shall be conducted by three arbitrators, one appointed by each Party and the third selected by those arbitrators appointed by the Parties.  Each arbitrator shall be a person with relevant experience in the pharmaceutical and medical diagnostics industries.

(b)          Any award rendered by the arbitrators shall be binding upon the Parties. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.  Each Party shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared among the Parties unless the arbitrators assess as part of their award all or any part of the arbitration expenses of a Party or Parties (including reasonable attorneys’ fees) against the other Party or Parties, as the case may be.

(c)          This Section shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by any other Party which would cause irreparable harm to the first Party.

(d)          Whenever a dispute arising out of or relating to the interpretation of any provisions of this Agreement or the failure of any Party to perform or comply with any obligations or conditions applicable to such Party pursuant to this Agreement arises and such dispute is expressly designated as one to be resolved through the Accelerated Arbitration Provisions, then such dispute shall be finally settled by arbitration under the then current expedited procedures applicable to the then current commercial arbitration rules of the American Arbitration Association in accordance with the terms set forth in this Section.

9.13        Change of Control. In the event that subsequent to the Effective Date there is a Change of Control of either Party, then, within thirty (30) days of the other Party’s written request, the Party and/or the acquiring party will provide a written assurance to the other Party, signed by duly authorized officers of such Party and/or acquiring party, as applicable, affirming that the Party and/or the acquiring Affiliate or Third Party, as applicable, will continue to make commercially reasonable efforts in carrying out its obligations under this Agreement. In the event that a Party and/or the acquiring party does not comply with the provisions of this Section9.13 or the acquiring party is an LBS Competitor (as defined in the Master Agreement) or a direct competitor of ARNO, the other Party may terminate the Agreement and/or any ongoing Project Agreement upon thirty (30) days prior written notice.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.14        Interpretation of Agreement.

(a)         Each of the Parties acknowledges and agrees that this License Agreement has been reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this License Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this License Agreement or any such provision, and ambiguities, if any, in this License Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

(b)         The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word "any" shall mean "any and all" unless otherwise clearly indicated by context.

(c)          The headings of Articles and Sections of this License Agreement are for ease of reference only and shall not affect the meaning or interpretation of this License Agreement in any way.

[Signatures begin on following page.]

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

In Witness Whereof, intending to be legally bound, the Parties hereto by their duly authorized representatives have executed this License Agreement effective as of the date shown above.

LEICA Biosystems Newcastle Ltd.

By:	/s/ David Budd
Name:	David Budd
Title:	Company Director
Date:	30 Dec 2013

By:	/s/ Kees Van Ophem
Name:	Kees Van Ophem
Title:	General Counsel & VP
Date:	23.12.`13

ARNO therapeutics, inc.

By:	/s/ Glenn Mattes
Name:	Glenn Mattes
Title:	CEO
Date:	1/6/2014

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